FOR IMMEDIATE RELEASE
Wyndham Worldwide Announces Stock Repurchase Program
PARSIPPANY, N.J. (Aug. 17, 2006) — Wyndham Worldwide Corporation (NYSE:WYN) today announced that its Board of Directors has authorized a stock repurchase program that enables the Company to purchase up to $400 million of its common stock, subject to receipt of the proceeds it expects to receive from Cendant Corporation upon closing of the sale of Cendant’s Travelport business. The amount and timing of specific repurchases is subject to market conditions, applicable legal requirements and other factors. Repurchases may be conducted in the open market or in privately negotiated transactions.
“As a newly listed company, we have determined that a stock repurchase program is an effective way to both enhance shareholder value and demonstrate our confidence in the long-term value of Wyndham Worldwide,” said Stephen P. Holmes, Wyndham Worldwide chairman and chief executive officer.
As previously disclosed, Wyndham Worldwide expects to use the proceeds from the Travelport sale to pay down the Company’s outstanding debt. The Company expects to obtain the funds necessary to conduct its repurchase program through a combination of cash on hand and existing bank facilities. As of August 1, 2006, Wyndham Worldwide had approximately 200.4 million shares outstanding.
As one of the world’s largest hospitality companies, Wyndham Worldwide offers individual consumers and business-to-business customers a broad suite of hospitality products and services across various accommodation alternatives and price ranges through its premier portfolio of world-renowned brands. Wyndham Hotel Group encompasses more than 6,400 franchised hotels and 535,000 hotel rooms worldwide. RCI Global Vacation Network offers its more than 3 million members access to approximately 55,000 vacation properties located in more than 100 countries. Wyndham Vacation Ownership develops, markets and sells vacation ownership interests and provides consumer financing to owners through its network of more than 140 vacation ownership resorts serving more than 750,000 owners throughout North America, the Caribbean and the South Pacific. Wyndham Worldwide, headquartered in Parsippany, N.J., employs approximately 28,800 employees globally.
For more information about Wyndham Worldwide, please visit the company’s web site at http://www.wyndhamworldwide.com.
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Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to future purchases by the Company of its common stock, the timing and form of those purchases, the impact on the Company of its planned repurchase program and the receipt and use of proceeds from the Travelport sale.
You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that could cause actual results to differ materially from those in the forward looking statements include changing market conditions and events that could cause the Travelport sale not to be completed, as well as those specified in Wyndham Worldwide’s Form 10 as amended, filed July 12, 2006, including under headings “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Except for the Company’s ongoing obligations to disclose material information under the federal securities laws, it undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.
Investor contact:
Margo Happer
Senior Vice President, Investor Relations
Wyndham Worldwide Corporation
1 Campus Drive
Parsippany, NJ 07054
Office: (973) 496-2705
margo.happer@wyndhamworldwide.com
Press contact:
Rich Roberts
Vice President, Communications
Wyndham Hotel Group
1 Sylvan Way
Parsippany, NJ 07054
Office: (973) 496-0750
Pager: (888) 901-8235
rich.roberts@cendant.com